Exhibit 18.1

March 23, 2015

Board of Directors

HD Supply Holdings, Inc.

Global Support Center

3100 Cumberland Blvd. Suite 1700

Atlanta, GA 30339

t  770.852.2900

Dear Directors:

We are providing this letter to you for inclusion as an exhibit to your Form 10-K filing pursuant to Item 601 of Regulation S-K.

We have audited the HD Supply Holdings, Inc. financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2015 and issued our report thereon dated March 23, 2015. Note 6—Goodwill and Intangible Assets, therein describes a change in timing of the Company’s annual goodwill impairment assessment from the first day of the fiscal third quarter of each year to the first day of the fiscal fourth quarter of each year, which is considered a change in accounting principle.  It should be understood that the preferability of one acceptable method of accounting over another for selecting the annual goodwill impairment test date has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management’s determination that this change in accounting principle is preferable.  Based on our reading of management’s stated reasons and justification for this change in accounting principle in the Form 10-K, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Company’s circumstances, the adoption of a preferable accounting principle in conformity with Accounting Standards Codification 250, Accounting Changes and Error Corrections.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia

March 23, 2015

Board of Directors

HD Supply, Inc.

Global Support Center

3100 Cumberland Blvd. Suite 1700

Atlanta, GA 30339

t  770.852.2900

Dear Directors:

We are providing this letter to you for inclusion as an exhibit to your Form 10-K filing pursuant to Item 601 of Regulation S-K.

We have audited the HD Supply, Inc. financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2015 and issued our report thereon dated March 23, 2015. Note 6—Goodwill and Intangible Assets, therein describes a change in timing of the Company’s annual goodwill impairment assessment from the first day of the fiscal third quarter of each year to the first day of the fiscal fourth quarter of each year, which is considered a change in accounting principle.  It should be understood that the preferability of one acceptable method of accounting over another for selecting the annual goodwill impairment test date has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management’s determination that this change in accounting principle is preferable.  Based on our reading of management’s stated reasons and justification for this change in accounting principle in the Form 10-K, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Company’s circumstances, the adoption of a preferable accounting principle in conformity with Accounting Standards Codification 250, Accounting Changes and Error Corrections.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia